Glowpoint Regains Compliance With NYSE American Continued Listing Standards

DENVER, CO, April 23, 2019 - Glowpoint, Inc. (NYSE American: GLOW) (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, announced today that on April 22, 2019, the NYSE American LLC (“NYSE American”) notified Glowpoint that the Company has successfully regained compliance with the NYSE American’s continued listing standards related to price per share set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”).

As previously disclosed, on July 5, 2018, the Company received a letter (the “Deficiency Letter”) from the NYSE American stating that it was not in compliance with the continued listing standards set forth in Section 1003(f)(v) of the Company Guide as a result of the then-existing low trading price of the Company’s common stock. As set forth in the Deficiency Letter, the continued listing of the Company’s common stock on the NYSE American was predicated on the Company demonstrating sustained price improvement within a reasonable period of time. As a result of management’s efforts to regain compliance, the NYSE American has informed the Company that it is now in full compliance with the NYSE American’s continued listing standards set forth in Part 10 of the Company Guide and that the “.BC” designation will be removed from the “GLOW” trading symbol effective as of the commencement of trading on April 23, 2019. In addition, the Company will be removed from the list of NYSE American noncompliant issuers on the exchange’s website.

About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Glowpoint’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding the continued compliance of Glowpoint with the NYSE American’s continued listing standards. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:

Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com